LIMITED POWER OF ATTORNEY FOR REPORTING UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


Know all by these presents, that the undersigned hereby constitutes and appoints Ann T. Nguyen, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) 	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Presidio Property Trust, Inc. ("Presidio"), Forms
3, 4, and 5 and any Schedules 13D or 13G in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (collectively, "Section 16 filings"), and the rules thereunder;

(2) 	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 filings, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID; and

(3) 	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to his/her attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to submit any Section 16 filings in connection with Presidio, the undersigned is no longer employed by Presidio, or unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 3, 2021.

/s/ Edwin H. Bentzen IV



STATE OF CALIFORNIA

COUNTY OF SAN DIEGO



On March 3, 2021 before me, Melissa Jarrell, Notary Public, personally appeared Edwin H. Bentzen IV, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/  Melissa Jarrell		SEAL

Commission #2244940

My Commission Expires June 2, 2022